Exhibit 99.1

Q2 2017 Investor Presentation

This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions or consolidations; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company’s bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Further Information This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our Form 10-K and quarterly reports. 2 Forward-Looking Statements

3 About Non-GAAP Financial Measures Certain of the financial measures and ratios we present, including “tangible book value” and “tangible book value per share” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to its comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items (including items such as expected credit losses, stock-based compensation, acquisition- and disposition-related expenses, and restructuring costs) that would be difficult to predict with reasonable accuracy. For example, future expectations for credit losses depend on a variety of factors including general economic conditions that make estimation on a GAAP basis impractical. Similarly, equity compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. It is also difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expenses. As a result, the Company does not believe that a GAAP reconciliation to forward-looking non-GAAP financial measures would provide meaningful supplemental information about the Company’s forward-looking measures.

Company Overview 4

A Foundation for Growth

Company Overview

- **Began banking operation in 2010 with four acquisitions in 12 months**
- **Created meaningful scale and market share in attractive markets of Colorado and Greater Kansas City Region**
- **Granular and well diversified loan portfolio with self-imposed concentration limits to protect against downside risk to any particular industry or real estate sector**
- **Non 310-30 portfolio YTD net charge-offs zero, annualized**
- **Stable low-cost deposit base with transaction deposits representing 70.8% of total deposits at June 30, 2017**
- **Strong expense management, decreasing expenses 36% during the past five years**
- **Opportunistic manager of capital**
  - **Successfully repurchased 50.9% of shares $534 million since early 2013 at a weighted average price of $20.03**
  - **Disciplined acquirer with future opportunities. See pages 13-18 for acquisition of Peoples, Inc.**
  - **Steadily increasing dividend to $0.09 per share, an 80% increase in past 2 years**

NBHC 2Q17 Snapshot

Stock Price/52-Week Range	$34.13 / $19.74-$34.27
2017 Total Shareholder Return - TTM[1]	
- NBHC	72.1%
- KRX Index	29.9%
- SNL Bank & Thrift Index	39.9%
BV/Share	$20.33
TBV/Share[2]	$18.32
TBV/Share with Excess Accretable Yield[3]	$19.22
Market Cap	$914mm
Assets	$4.7bn
Loans	$3.1bn
Deposits	$3.9bn
Banking Centers	85
YTD17 ROAA/YTD17 ROATA[2]/FY16 ROATA[2]	0.76% / 0.84% / 0.57%
YTD17 ROAE/YTD17 ROATE[2]/FY16 ROATE[2]	6.50% / 7.93% / 5.04%
Excess Capital (9% Tier 1 Leverage Ratio – Long-term target)	$55mm

Note: Market and share repurchase data through 31-July-2017; financial information as of and for the quarter ended 30-June-17.
1 TTM – Trailing Twelve Months.
2 Please see the appendix for a reconciliation to this non-GAAP measure including the adjustments to the most directly comparable GAAP measure.
3 TBV / share + net present value (5% discount rate) of excess A-T accretable yield share as of June 30, 2017. Excess A-T accretable yield defined as total accretable yield less 4.0%. This results in an additional $0.91 after-tax to our TBV. TBV also adjusted for the deferred tax liability related to tax deductible goodwill. Please refer to the appendix for a reconciliation of non-GAAP financial metrics.

National Bank Holdings Corporation
5

6 Key Actions and Results Accelerated organic growth $1.0 billion in TTM1 loan originations driven by deeper market penetration Relationship banking focused strategies Organic loan growth covered $35 million or 21% decrease in acquired 310-30 loans since June 30, 2016 Grew Q2 2017 average transaction deposits 6.5% linked quarter, adjusting for 4 banking center divestitures in Q2 2017 Expanded efficiency initiatives Strong expense management, decreasing expenses 36% during the past five years Consolidated or sold 17 banking centers, or 17% of our franchise since mid-2015 Managed capital opportunistically Increased quarterly dividend 28.6% to $0.09/share in 2Q 2017 Repurchased $534 million of shares at a weighted average price of $20.03 since early 2013 Recently announced acquisition of Peoples, Inc. $55mm of excess capital to support growth Low YTD Net Charge-Offs 0 bps3 Actual 34 bps3 (2016) Excluding energy 6 bps3 Buybacks $534 million 51% Shares repurchased since early 2013 @ average price of $20.03 1 TTM – Trailing Twelve Months 2 Q2 2017 annualized, excluding banking center divestitures 3 YTD non 310-30 net charge-offs, annualized Increasing loan originations; $1.0 billion (TTM1) 2016: $1.037 billion 2015: $967 million 2014: $869 million Originated Loan Growth 18.1% (YoY) $434 million Originated Loan Growth Average Transaction Deposit Growth 6.5%2 (linked QTD) Non-Interest Expense Reduction $ 210 $ 184 $ 150 $ 158 $ 136 $ 136 FY12 FY13 FY14 FY15 FY16 Projected 2017

7 NBHC Markets and Family of Brands ONE Charter, THREE Flags Attractive and Growing Markets CO MO Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs KS Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita 35 10 20 44 banking centers Ranks #5 in deposit market share in the state of Colorado for local banks Population: Front Range – 4.6 million The Front Range contributed 96% of Colorado’s population growth between 2010 and 20151 Colorado Front Range encompasses over 80% of the state’s population 7th fastest growing state in 2016 (U.S. Census Bureau) 2nd Strongest State Economy in the U.S. (Business Insider) Favorable demographics vs. national levels in: Unemployment ‒ Household Income Population Growth ‒ Income Growth Business Climate & Recognition Denver #1 Best Places to Live (U.S. News) #1 in Labor Supply (Forbes) 2nd Strongest State Economy in the U.S. (Business Insider) 4th Best State for Business (CNBC) 39 banking centers Ranks #5 in deposit market share in Kansas City MSA for local banks Population: Metro KC – 2.1 million Favorable demographics vs. national levels in: Unemployment ‒ Household Income Business Climate & Recognition #2 Best City for Jobs (CBS MoneyWatch) 4th “Hot Startup” City (Entrepreneur Magazine) #15 on “50 Best Cities to Live” List (Bloomberg) #2 “Top Five Cities with Up-and-Coming Downtown” (Fortune) 3 commercial banking locations in Texas Business Climate & Recognition Dallas: #3 Fastest Growing City (Forbes) Austin: #1 “2015 Best Large City to Live In” (WalletHub) External source: SNL Financial. Deposit data as of 30-June-2016. 1 Colorado State Demography Office – “Colorado's 2016 Population & Economic Overview” Dallas Austin 35 70 70 76

We Operate in Very Attractive Markets

Key Statistics by MSA

		U.S.	Denver, CO	Front Range	Kansas City, MO
Demographics	2017 Population (mm)	322.4	2.9	4.6	2.1
	Projected Population 5yr CAGR ('17-'22E)	0.7 %	✓ 1.6 %	✓ 1.5 %	0.6 %
	2017 Median Household Income	$55.6K	✓ $70.2K	✓ $68.5K	✓ $60.6K
	Projected Household Income Growth ('17-'22E)[1]	7.8 %	✓ 9.4 %	✓ 8.8 %	6.2 %
	# of Businesses (000s)	-	114.9	182.7	76.0
Economics	Unemployment Rate (May-17)	4.2 %	✓ 2.3 %	✓ 2.3 %	✓ 3.9 %
	2015 Real GDP per Capita	$58.9K	✓ $68.6K	✓ $61.2K	✓ $60.2K
	Real GDP 5yr CAGR ('10-'15)	3.8 %	✓ 4.4 %	✓ 4.4 %	3.2 %
	Home Price Index 5yr Δ[2]	34.1 %	✓ 62.3 %	✓ 55.5 %	19.6 %
	Building Permit 5yr CAGR ('10-'15)	14.4 %	✓ 28.9 %	✓ 24.7 %	✓ 28.9 %
Banks	Branch Penetration (per 100k people)	27.8	✓ 22.3	✓ 23.2	33.0
	Top 3 Combined Deposit Market Share	55 %[3]	✓ 54 %	✓ 53 %	✓ 43 %

✓ Equal or Better Than U.S. Average

Source: FHFA, SNL Financial, U.S. Census, U.S. Bureau of Economic Analysis.
Note: "Front Range" statistics include populated weighted values for Denver, Boulder, Colorado Springs, Fort Collins, and Greeley MSAs. Deposit data as of 30-Jun-16. Front Range unemployment based on a weighted average unemployment and 2016 population for each MSA.
[1] HHI projections based on current dollar values (inflation adjusted).
[2] FHFA home price index based on quarterly all-transaction data as of 31-Mar-17.
[3] Based on U.S. Top 20 MSAs, population weighted (determined by population).

National Bank Holdings CORPORATION

8

Total Loans 9 Organic Loan Growth is Accelerating Total Loan Composition New Loan Originations Commercial Related 70% ($ in millions; totals in billions) Portfolio built on a relationship banking strategy targeted at full-service lending, depository and treasury management relationships $1.0 billion in loan originations in last twelve months Originated loans grew 18% over prior year Total loans grew 12.8% over prior year Acquired 310-30 loans decreased 21% over prior year 1Loans acquired from troubled banks 2Trailing twelve months $3.1 $3.0 $2.9 $1,003 2 $518 $1,083 $1,645 $2,180 $2,568 $2,675 $2,827 $1,315 $771 $517 $408 $293 $278 $261 $1.9 $2.2 $2.6 $1.8 4QE12 4QE13 4QE14 4QE15 4QE16 1QE17 2QE17 Originated Acquired¹ C & I 41% Energy 3% Agriculture 4% Own. Occ . 7% CRE 15% Resi 21% Acquired loans 8% Consumer 1% $434 $714 $869 $967 $1,037 $557 $466 FY12 FY13 FY14 FY15 FY16 TTM New loan originations YTD17 New loan originations ($ in millions)

10 Uniquely Diversified $3.1 Billion Loan Portfolio Consumer, 23.5% Commercial & Industrial, 59.6% Non Owner-Occupied CRE, 16.9% Granular and Well Diversified Loan Portfolio Self-imposed concentration limits ensure a granular and diverse loan portfolio and protects against downside risk to any particular industry or real estate sector Individual lending segments are limited to no more than 15% of total loan commitments, with the majority being 10% or less Non owner-occupied CRE, including unused commitments, is only 104% of risk-based capital and no specific property type exceeds 3.5% New Commercial loans originated YTD: Average funding of $1.2 million Average commitment, including unused, of $1.3 million Top 25 originated relationships as of June 30, 2017: Average funded balance of $14.9 million Average commitment of $22.2 million Portfolio Characteristics 10% 8% 5% 4% 4% 4% 3% 3% 2% 1% 1% 1% 1% 12% 5% 3% 2% 2% 1% 4% 20% 3% 1%

Stable Credit Quality

($ in millions)

Strong Credit Quality on $3.0 Billion of Non 310-30 Loans

Annualized Net Charge-offs



.06%
.12%
.85%
.75%
.10%
.00%
YE14
YE15
YE16
YTD17
Energy Charge-offs
Non Energy Charge-offs

Allowance for Loan Losses[1]



.90%
1.09%
.16%
.93%
1.07%
.10%
.97%
1.18%
.14%
1.04%
YE14
YE15
YE16
2QE17
Non Energy ALLL
Energy Related ALLL

[1]Does not include $2.6 million of purchase accounting marks

Provision for Loan Losses on Non 310-30 Loans

Change in Allowance



Net charge-offs, excluding Energy
Energy net charge-offs
Energy Provision
Non Energy Provision
$6
$7
$(1)
$9
$4
$8
$(3)
$2
$19
$7
$(22)
$(2)
$6
$5
FY14
FY15
FY16
YTD17

Provision for Loan Losses as a % of Non 310-30 Loans



Energy Provision
Non Energy Provision
.36%
51%
.09%
.42%
.90%
.70%
.20%
.20%
.02%
.18%
FY14
FY15
FY16
YTD17

High Yielding $134 Million 310-30 Loan Pools

Accretable Yield Reclassification Life-to-Date



$ 245
$ 24
$ 221
Inc. in Accretable Yield (Recog. Over Time)
Impairments (310-30 Provision)
Net Economic Impact

Stable Asset Credit Quality

- Low historical non 310-30 net charge offs – 2014: 0.06%, 2015: 0.12%, 2016: 0.85% / 0.10% (excluding energy), and 2017 YTD: 0.00% annualized
- Allowance for loan losses as a percentage of non-310-30 at 1.18%, or 1.04% without the energy portfolio reserves
- Added a net $7.2 million to accretable yield for the acquired loans accounted for under ASC 310-30 during the first six months of 2017

National Bank Holdings CORPORATION

11

Credit Quality Remains Strong in Non-Energy Portfolio

($ in millions)

Non-performing Loans



1.73%
1.73%
0.57%
0.57%
0.99%
0.56%
1.07%
0.65%
1.14%
0.73%
1.05%
0.69%
$24.3
$10.8
$12.0
$13.6
$12.6
$18.1
$12.7
$21.0
$12.1
$20.4
YE13
YE14
YE15
YE16
1Q17
2Q17
Non-performing loans excl. Energy
Non-performing loans excl. Energy as a % of Total Loans excl. energy
Non-performing Energy loans
Non-performing loans % of Total Loans

Non 310-30 Classified Loans



4.6%
4.6%
2.1%
1.6%
2.7%
2.1%
2.3%
1.9%
2.0%
1.6%
1.7%
1.3%
$64.7
$12.7
$27.2
$16.1
$49.4
$12.6
$49.7
$12.7
$44.5
$12.1
$37.8
YE13
YE14
YE15
YE16
1Q17
2Q17
Loans excluding Energy
Loans excl. Energy as a % of Non 310-30 Loans
Energy
% of Non 310-30 Loans

Non-performing Assets



4.73%
4.73%
1.83%
1.83%
1.81%
1.44%
1.61%
1.21%
1.66%
1.27%
1.51%
1.10%
$95.6
$40.8
$12.0
$35.4
$12.6
$33.8
$12.7
$36.6
$12.1
$34.7
YE13
YE14
YE15
YE16
1Q17
2Q17
Non-performing assets excl. Energy
Non-performing asset excl. Energy as a % of Total loans/OREO excl. energy
Non-performing Energy assets
Non-performing assets % of Total Loans/OREO

Non-performing Asset Composition

- **Ratio of non-performing assets to total loans and OREO totaled 1.51%, or 0.50% excluding acquired loans/OREO and energy loans as of June 30, 2017**



1.61%
0.71%
0.44%
0.46%
1.51%
0.62%
0.39%
0.50%
YE16
2Q17
Acquired NPLs and OREO
Non-performing Energy loans
Non-performing loans, excluding energy

OREO has been a source of income with net gains of $1.8 million and $2.0 million for the six months ended June 30, 2017 and 2016

National Bank Holdings CORPORATION

12

Average Transaction Deposits 13 Growing Low Cost Transaction Accounts Average Time Deposits Deposit Composition Low Cost Deposits Strong Transaction Deposit Growth Average transaction deposits remain strong in attractive markets of Colorado and Greater Kansas City Region Grew YoY average deposits by $27.8 million, adjusting for banking center divestitures, while creating efficiencies in deposit gathering strategies through 6.6% reduction in banking centers over past 12 months (17, or 17% since mid-2015) Mix of deposits continues to improve Client deposits and client repurchase agreements comprised 95.9% of total liabilities 13% (27)% (5) bps 71% Non-Time ($ in billions) $2.4 $2.4 $2.5 $2.7 $2.7 $1.6 $1.4 $1.3 $1.2 $1.1 28% 30% 33% 33% 34% 33% 34% 36% 37% 37% 39% 36% 31% 30% 29% $3.8 $3.8 $3.8 $3.9 $3.9 YE13 YE14 YE15 YE16 2Q17 Demand & NOW Savings & MM Time 69% Non - Time 61% Non - Time 64% Non - Time 70% Non - Time 0.41% 0.37% 0.36% 0.36% 0.40% FY13 FY14 FY15 FY16 2Q17

Acquisition of Peoples, Inc.

15 Transaction Rationale: Strategic and Accretive Transaction Rationale: Strategic and Accretive Transaction Rationale: Strategic and Accretive Enhances Our Scale in the Demographically Attractive Colorado Front Range and the Greater Kansas City Region $865 million of assets, $483 million of loans held for investment and $719 million in deposits(1) The acquisition of Peoples deepens penetration into strategically important markets Colorado Front Range Greater Kansas City Region Adds solid core deposit client base with cost of deposits significantly below peers 92% transaction deposits(1)(2) 0.10% cost of deposits(1) Complementary Cultural and Business Fit Strongly Accretive and Financially Attractive Acquisition Low Risk Transaction High teens accretion to EPS Improves earnings and profitability - accelerates NBHC's trajectory toward stated long-term financial goals Conservatively modeled returns well in excess of internal hurdles, and tangible book value earn-back less than three years Strong cultural fit across both franchises – Peoples chartered in 1871 and run by the Winter Family since 1974 Similar credit and risk appetite Transforms existing NBHC residential mortgage business with a complementary franchise-centric retail mortgage platform Adheres to disciplined M&A philosophy Comprehensive due diligence over two months, covering all areas across the core bank and mortgage banking businesses Low risk loan portfolio with solid credit quality: Average FICO score (residential mortgage): 752 Average first mortgage residential loan balance: $115k Average commercial loan balance: $383k Indemnity against the liabilities associated with winding down the national mortgage business operated out of the Kansas-based Peoples Bank Source: SNL Financial, Company Documents As of 3/31/2017 Includes all deposits less time deposits

16 Summary of Terms Transaction Rationale: Strategic and Accretive Transaction Rationale: Strategic and Accretive Transaction Summary Acquisition of 100% of the common stock of Peoples, Inc. Peoples, Inc. to divest or wind down national mortgage business operated out of Kansas-based Peoples Bank prior to the end of 2017 Transaction Value: $143 million(1) Price / LTM Earnings: 12.3x(2) (vs. 21.6x for recent nationwide transactions(3)) Consideration Mix: 75% stock / 25% cash NBHC Shares Issued: 3.4 million shares of NBHC common stock Cash Consideration: $36.3 million of cash consideration(4) Cash consideration will be adjusted up or down to the extent tangible book value at closing varies from the target tangible book value(4) Peoples, Inc. legacy shareholders to own 11% of the combined entity Major shareholders have agreed to certain limitations on the volume of sales for the 6 months after closing Earnback Period: Less than 3 years / Internal Rate of Return of approximately 20% Indemnification Peoples, Inc. shareholders to indemnify NBHC against certain liabilities, including those associated with the winding down of the national mortgage business. The 2017 earnings of the Kansas-based Peoples Bank national mortgage business will be set aside in escrow to fund certain indemnification obligations Certain Peoples, Inc. shareholders to indemnify NBHC in addition to the escrow Required Approvals Peoples, Inc. shareholder approval obtained Customary regulatory approvals Based on NBHC stock price as of June 23, 2017 Reflects consolidated net income excluding national mortgage business of Kansas-based Peoples Bank Reflects median of whole bank & thrift acquisitions announced in the last twelve months with target assets between $500mm and $1.5bn. Excludes mergers of equals and acquisitions by investor groups Subject to potential adjustments as described in the definitive agreement

Summary of Assumptions and Transaction Impacts

Assumptions

- Cost savings of approximately 12%[1] of Peoples, Inc. expense base
  - 75% phased-in in 2018, 100% in 2019 and thereafter
  - 21% cost savings from core bank expense base (excluding retained mortgage business)
- Revenue enhancements expected, but none assumed
- Gross credit mark equal to existing loan loss reserves
- After-tax deal-related charges of $13 million
- Estimated goodwill of $53 million
- ~$10 million core deposit intangible (1.5% of non-time deposits), amortized over 10 years using the sum of the years' digits method
- Estimated closing in fourth quarter of 2017

(1) Excluding national mortgage business operated out of Kansas-based Peoples Bank
(2) Assumes fully phased-in cost savings
(3) Dilution to NBHC tangible book value per share at close
(4) Earnback based on cross-over method

Transaction Impacts

Impacts to NBHC Shareholders

- Fully Phased-In EPS: ~$0.28 accretive, or ~19%[2]
- TBV Impact: Less than 5%[3]
- TBV Earnback: Less than 3 years[4]
- IRR: ~20%

Pro Forma Capital Ratios

- Pro forma capital ratios in excess of well-capitalized at close
- TCE Ratio: 9.4%
- Tier 1 Leverage Ratio: 9.5%
- CET1 Ratio: 11.9%
- Total RBC Ratio: 12.7%

National Bank Holdings CORPORATION

17

18 Adds penetration in the Greater Kansas City Region(3) #2 Best City for Jobs (CBS MoneyWatch) 4th “Hot Startup” City (Entrepreneur Magazine) #15 on “50 Best Cities to Live” List (Bloomberg) #2 “Top Five Cities with Up-and-Coming Downtown” (Fortune) Expands presence in Overland Park, KS - central hub for the #1 county in Kansas by household income and projected population growth(4) Overland Park experienced 20% population growth from 2000 to 2015(5) 7.5% projected employment growth(5) Low unemployment rate of 3.6% (5) Expansion into college town markets of Lawrence, KS and Ottawa, KS Bolsters presence in the Colorado Front Range Complements existing NBHC franchise along Colorado Front Range with #8 market share in the fast growing Colorado Springs MSA The Front Range contributed 96% of Colorado’s population growth between 2010 and 2015(1) Colorado Front Range encompasses over 80% of the state’s population 7th fastest growing state in 2016 (U.S. Census Bureau) 2nd Strongest State Economy in the U.S. (Business Insider) Colorado Springs is the 2nd largest MSA in Colorado by population and number of businesses(2) “Top 20 Metro Areas to Start a Business in America” (CNBC) “Best Places for Business and Careers” (Forbes) Greater Penetration in Our Core Banking Markets Stronger penetration into strategic key markets of the Colorado Front Range and the Greater Kansas City Region Provides entrance and attractive deposits in the New Mexico market Source: SNL Financial, Colorado Springs Chamber & Economic Development Corporation Colorado State Demography Office – “Colorado's 2016 Population & Economic Overview” Based on NAICS data per SNL Financial Defined as Kansas City Combined Statistical Area; Data for 2017, growth rate from 2017 – 2022 Ranking based on aggregate population growth for 2017 – 2022 Overland Park Chamber of Commerce, June 2017 70 70 25 40 35 76 44 Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Denver Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Colorado Springs Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Wichita Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Lawrence Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Albuquerque Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Santa Fe Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Kansas City Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Fort Collins Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos Taos COLORADO KANSAS MISSOURI NEW MEXICO NBHC Locations Peoples Bank Peoples National - Core Bank Branches 70 35 70 35 29 Colorado Front Range Greater Kansas City Region 70 25 70 76 Ottawa Overland Park

C&I 11.6% OO CRE 19.3% Res RE 21.6% Consumer 9.2% C&D 11.3% Other CRE 26.9% 19 Loan Portfolio Deposit Mix Peoples, Inc. NBHC Pro Forma(1) Peoples, Inc. NBHC Pro Forma Gross Loans HFI: $2,954mm Yield on Loans: 4.57% Total Deposits: $3,968mm Gross Loans HFI: $483mm Yield on Loans: 5.00% Gross Loans HFI: $3,437mm Yield on Loans: 4.63% Total Deposits: $4,687mm Total Deposits: $719mm Source: SNL Financial. Balances exclude loans held for sale Note: NBHC loan and deposit data per SEC filings as of 3/31/2017; Peoples, Inc. loan and deposit data reflect the sum of Peoples Bank and Peoples National Bank per bank level regulatory filings as of 3/31/2017. Yield on loans and cost of deposits for the quarter ended 3/31/2017. Peoples, Inc. yield on loans and cost of deposits reflect balance-weighted averages per bank level regulatory filings Does not contemplate purchase accounting adjustments Loans / Deposits: 74% Cost of Deposits: 0.39% Loans / Deposits: 67% Cost of Deposits: 0.10% Loans / Deposits: 73% Cost of Deposits: 0.34% Complementary Loan and Deposit Profiles C&I 47.6% OO CRE 8.0% Res RE 23.5% Consumer 2.7% C&D 4.4% Other CRE 13.8% C&I 42.5% OO CRE 9.6% Res RE 23.3% Consumer 3.6% C&D 5.4% Other CRE 15.6% Non - Int. 23.3% NOW 9.7% MMDA & Savings 40.4% Retail Time 15.7% Jumbo Time 10.8% Non - Int. 29.9% NOW 4.0% MMDA & Savings 57.8% Retail Time 5.3% Jumbo Time 3.0% Non - Int. 22.1% NOW 10.8% MMDA & Savings 37.2% Retail Time 17.6% Jumbo Time 12.3%

Financial Overview 20

Total loans ended the quarter at $3.1 billion and increased $134.3 million, or 18.2% annualized, driven by $269.6 million in second quarter originations. Non 310-30 loans totaled $3.0 billion and increased $139.9 million, or 19.9% annualized. Fully taxable equivalent net interest income totaled $38.3 million and increased $2.3 million, due to growth in average earning assets and an 0.11% widening of the net interest margin to 3.55%. Non 310-30 provision for loan losses totaled $4.1 million, an increase of $2.3 million due to a net increase in specific reserves, partially offset by positive credit trends during the quarter. Annualized net recoveries in the non 310-30 portfolio were 0.01% of average non 310-30 loans. Total deposits averaged $3.9 billion and decreased $24.1 million due to the banking center divestitures in the quarter. Total average deposits increased $47.8 million, or 4.9% annualized, excluding the banking center divestitures. Non-interest income totaled $12.0 million and increased $3.3 million, driven primarily by a $2.9 million gain from banking center divestitures. Additionally, service charges and bank card fees grew $0.2 million and $0.3 million, respectively. Non-interest expense totaled $33.4 million and decreased $1.2 million due to better gain on sale of OREO, net of problem asset workout expense. Declared a $0.09 per share quarterly dividend on May 3, 2017, which represents a 28.6% increase from the previous quarterly dividend of $0.07 per share. At June 30, 2017, common book value per share was $20.33, while tangible common book value per share was $18.32 and $19.22 after consideration of the excess accretable yield value of $0.90 per share. Announced the acquisition of Peoples, Inc. which will add $865 million in assets, $483 million of loans held for investment and $719 million of deposits as of March 31, 2017, as well as a complementary franchise-centric retail mortgage business, which originates over $1.0 billion of mortgage loans per year. The transaction is expected to close in the fourth quarter of 2017. 21 Second Quarter 2Q17 Results Summary (All comparisons are to prior quarter unless otherwise noted.) Note: Please refer to the appendix for a reconciliation of non-GAAP financial metrics.

Fully Diluted EPS 22 Steady Progress Towards Long-term Profitability Targets 2Q17 EPS of $0.33, adjusted $0.24 without gain on sale of banking center divestitures impact of $0.07 and tax benefit of $0.02. EPS results driven by increasing revenues and prudent expense management Achieved revenue inflection point as originated loans outpaced the impact of decreasing high yielding ASC 310-30 acquired loans. YTD17 totaled $12.1 million of accretion income and decreased $6.0 million vs. YTD16 Expenses managed down every year; 2012 totaled $210 million, down to $158 million in 2015, down to $136 million in 2016; $136 million projected in 2017 Noise from FDIC loss-share agreements terminated during 4Q15 ROATA1 0.87% 1 Please see the Appendix for a reconciliation to this non-GAAP measure, including the adjustments to the most directly comparable GAAP measure. ROTE1 8.21% $0.16 $0.63 $0.30 $0.33 YTD16 YTD17 1Q17 2Q17 YTD16 YTD17 1Q17 2Q17 0.28% 0.84% 0.81 % YTD16 YTD17 1Q17 2Q17 2.36% 7 .93% 7.66%

Net Interest Income1 Replacing High-Yielding Acquired Loans with Originations 23 P&L Metrics Net Interest Margin1 Strong Yields on Loan Portfolio Comments Fully taxable equivalent net interest income achieved inflection point growing $2.2 million linked quarter with net interest margin (FTE) forecasted in the range of 3.40%-3.50% The net interest margin (FTE) widened 0.11% to 3.55% linked quarter, due to a 0.14% increase in the yield on earning assets, benefiting from higher yields on our variable rate loans, partially offset by an increase in the cost of interest bearing liabilities ¹ Presented on a fully taxable equivalent basis using the statutory rate of 35%. The tax equivalent adjustments included for FY14, FY15, FY16, 1Q17, and 2Q17 were $930, $2,695, $4,081, $1,269 and $1,338 thousand, respectively. $6.2 $38.3 $32.0 $171.2 $159.6 $149.7 $95.1 $99.0 $106.1 $30.1 $76.1 $60.6 $43.6 $5.9 FY14 FY15 FY16 1Q17 2Q17 Net interest income excluding acquired loans Acquired loan income $36.0 3.85% 3.60% 3.49% 3.44% 3.55% FY14 FY15 FY16 1Q17 2Q17 16.82% 19.90% 19.52% 16.51% 18.09% 4.41% 4.11% 3.93% 4.01% 4.14% FY14 FY15 FY16 1Q17 2Q17 310-30 Loans Non 310-30 Loans¹

24 Net Interest Income Sensitivity NBHC Balance Sheet Positioned to Benefit From Rising Rate Environment Net Interest Income Change1 1 12-month simulated net interest income impact using management projected balance sheet and an immediate parallel shift in the yield curve. Rate risk measures are adjusted to reflect less excess cash as a result of reducing excess capital to 9% leverage ratio.

Non-Interest Income 25 Non-Interest Income & Expense Non-Interest Expense Comments Q2 2017 non-interest income totaled $12.0 million increasing from $8.7 million in Q1 2017 driven by a $2.9 gain from banking center divestitures Steady trend of decreasing expenses over the years. Since 2012, expenses have decreased $75.0 million or 35.7% 1 Other expenses include: banking center consolidation charges, contract termination accrual, core system conversion-related expenses, acquisition-related expenses, severance expense and change in fair value of warrant liability. $210 $158 $35 $29 $5 $1 84.53% 68.79% 74.37% 63.83% $12.0 FY14 FY15 FY16 1Q17 2Q17 $174 $147 $136 $34 $33 $7 $6 FY12 FY15 FY16 1Q17 2Q17 $136 $33 Other non - interest expense 1 Problem Asset Workout, net of OREO gains Non - Interest expense Efficiency ratio FTE ($1.7) $21.4 $40.0 $8.7 $9.1 $2.9 $36.6 $37.0 Non-interest income excl FDIC related (2014 and 2015 only) Gain from banking center divestitures Non-interest income

Conservative Investment Portfolio

($ in millions)

- Almost entire portfolio is U.S. agency backed
- Stable duration of 2.9 years
- OCI fluctuations minimized by 25% of portfolio in Held-To-Maturity
- Investment portfolio mainly in run-off mode since Q4-13; using cash flows to fund loan growth
- Low premium dollars

Investments by Asset Class[1] (2Q17)


1%
33%
63%
Mortgage Backed Securities - Fixed Rate
Mortgage Backed Securities - ARMs
Collateralized Mortgage Obligations - Fixed Rate
Collateralized Mortgage Obligations - Floating Rate

Portfolio Summary[1]

	31-Dec 15	31-Dec 16	30-June 17
Book Value			
Available-for-Sale	$1,169	$895	$875
Held-to-Maturity	416	325	288
"Locked-in" Gains (HTM)	11	7	7
Total Book Value	$1,596	$1,227	$1,170
Available-for-Sale Unrealized Gains / (Losses)	(11)	(11)	(8)
Held-to-Maturity Unrealized Gains / (Losses)	1	0	0
Fair Market Value of Portfolio	$1,586	$1,216	$1,162
Portfolio Yield (Spot)	2.15%	2.15%	2.15%
Portfolio Duration	3.4	3.2	2.9
Weighted-Average Life	3.6	3.4	3.1

[1] *Excludes $22mm, $14mm, and $18mm of FHLB / FRB stock as of 31-Dec-15, 31-Dec-16 and 30-June-17, respectively.*

National Bank Holdings Corporation

26

27 Long-Term Financial Goals Assets ~$6bn–$8bn Efficiency Ratio <60% ROATA ≥1.00% ROATCE 12%–14% Dividend Payout Ratio Approximation 30% Tier 1 Leverage 9%

28 Investment Highlights Attractive markets of Colorado and Greater Kansas City Region with a presence in Austin and Dallas, Texas and adding New Mexico Diversified revenue stream with high-performing, relationship-centric business model focused on earning the business of individuals, and small and medium sized businesses Relationship banking strategies driving new loan originations of $1.0 billion TTM and good low-cost deposit growth Granular and well-diversified loan portfolio well positioned to absorb future stress Accelerated growth in profitability and returns Steady trend of decreasing expenses over the years Demonstrated opportunistic manager of capital through strong organic growth, accretive acquisitions, selective stock repurchases, and dividends Expertise in mergers and acquisitions with future opportunities Experienced and respected management team and board of directors

29 Appendix

30 NBHC Management Team Head of Business Services at Regions Financial, where he also led the transformation of wholesale lines of business Senior management roles in small business, commercial banking, private banking, corporate marketing and change management, and Management Operating Committee member at Bank of America; also served as President, Bank of America, Florida Tim Laney Chairman, President & Chief Executive Officer (34 years in banking) Vice Chairman and Chief Operating Officer at F.N.B. Corporation Corporate strategic planning, line-of-business and geographic Chief Financial Officer roles at PNC Brian Lilly Chief Financial Officer & Chief of M&A and Strategy (36 years in banking) Head of Business Services Credit at Regions Financial Senior roles in risk management, credit, commercial banking, global bank debt and corporate marketing at Bank of America Richard Newfield Chief Risk Management Officer (31 years in banking) Partner with law firm Stinson Leonard Street LLP Executive Vice President, General Counsel and Secretary at Guaranty Bancorp Zsolt Bessko Chief Administrative Officer & General Counsel (21 years in legal and banking)

31 Accomplished Board of Directors Name Title Experience Tim Laney Chairman, President and CEO Former Senior EVP and Head of Business Services of Regions Financial Former EVP and Management Operating Committee member at Bank of America Ralph Clermont Lead Director / Chairman of the Audit and Risk Committee Former Managing Partner of the St. Louis office of KPMG LLP Robert Dean Director / Chairman of the Nominating and Governance Committee Former Senior Managing Director at Ernst & Young Corporate Finance LLC Former Co-Chair of Gibson, Dunn & Crutcher LLP’s banking practice Fred Joseph Director Former Banking and Securities Commissioner for the State of Colorado Former President of the North American Securities Administrators Association Micho Spring Director Chair of Global Corporate Practice of Weber Shandwick Former CEO of Boston Communications Company Burney Warren Director / Chairman of the Compensation Committee Former EVP and Director of Mergers and Acquisitions of BB&T Former President and Chief Executive Officer of First Federal Savings Bank Art Zeile Director Former CEO and Co-Founder of HOSTING, a pioneer in the cloud hosting space Member of the University of Delaware Cyber Security Initiative Advisory Council

[LOGO]

Reconciliation of Non-GAAP Measures

($ in millions, except per share)

	As of and for the three months ended		As of and for the six months ended		As of and for the years ended		
	31-Mar-17	30-Jun-17	30-Jun-16	30-Jun-17	31-Dec-14	31-Dec-15	31-Dec-16
Return on Average Tangible Assets and Return on Average Tangible Equity:							
Net income	$ 8.3	$ 9.2	$ 4.8	$ 17.5	$ 9.2	$ 4.9	$ 23.1
Add: impact of core deposit intangible amortization expense, after tax	0.8	0.8	1.6	1.7	3.3	3.3	3.3
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$ 9.1	$ 10.0	$ 6.4	$ 19.1	$ 12.4	$ 8.2	$ 26.4
Income before income taxes (FTE) (non-GAAP)	$ 8.3	$ 12.8	$ 7.9	$ 21.1	$ 13.3	$ 10.6	$ 30.1
Add: impact of core deposit intangible amortization expense, before tax	1.4	1.4	2.7	2.7	5.3	5.4	5.5
Add: provision	1.8	4.0	17.1	5.8	6.2	12.4	23.7
FTE income adjusted for impact of core deposit intangible amortization expense and provision (non-GAAP)	$ 11.5	$ 18.2	$ 27.8	$ 29.6	$ 24.8	$ 28.5	$ 59.2
Average assets	$ 4,606.9	$ 4,675.6	$ 4,708.0	$ 4,641.4	$ 4,867.9	$ 4,831.1	$ 4,652.0
Less: average goodwill and intangible assets, net of deferred tax asset related to goodwill	(56.2)	(54.4)	(62.1)	(55.1)	(73.1)	(66.5)	(60.0)
Average tangible assets (non-GAAP)	$ 4,550.7	$ 4,621.2	$ 4,645.9	$ 4,586.3	$ 4,794.9	$ 4,764.5	$ 4,592.0
Average shareholders' equity	$ 537.9	$ 545.2	$ 608.7	$ 541.6	$ 860.7	$ 701.5	$ 583.7
Less: average goodwill and intangible assets, net of deferred tax asset related to goodwill	(56.2)	(54.4)	(62.1)	(55.1)	(73.1)	(66.5)	(60.0)
Average tangible common equity (non-GAAP)	$ 481.7	$ 490.7	$ 546.6	$ 486.5	$ 787.6	$ 634.9	$ 523.7
Return on average assets (non-GAAP)	0.73%	0.79%	0.20%	0.76%	0.19%	0.10%	0.50%
Return on average tangible assets (non-GAAP)	0.81%	0.87%	0.28%	0.84%	0.26%	0.17%	0.57%
Return on average tangible assets pre-provision/ pre-tax (non-GAAP)	1.02%	1.58%	1.20%	1.30%	0.52%	0.60%	1.29%
Return on average equity (non-GAAP)	6.23%	6.78%	1.57%	6.50%	1.07%	0.70%	3.95%
Return on average tangible common equity (non-GAAP)	7.66%	8.21%	2.36%	7.93%	1.58%	1.29%	5.04%
Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin:							
Interest income	$ 38.7	$ 41.3	$ 80.0	$ 80.1	$ 184.7	$ 171.4	$ 160.4
Add: impact of taxable equivalent adjustment	1.3	1.4	2.0	2.7	0.9	2.7	4.1
Interest income, fully taxable equivalent (non-GAAP)	$ 40.0	$ 42.7	$ 82.0	$ 82.7	$ 185.6	$ 174.1	$ 164.5
Net interest income	$ 34.7	$ 36.9	$ 72.8	$ 71.6	$ 170.2	$ 156.9	$ 145.6
Add: impact of taxable equivalent adjustment	1.3	1.4	2.0	2.7	0.9	2.7	4.1
Net interest income, fully taxable equivalent (non-GAAP)	$ 36.0	$ 38.3	$ 74.8	$ 74.3	$ 171.2	$ 159.6	$ 149.7
Average earning assets	$ 4,248.5	$ 4,322.1	$ 4,338.5	$ 4,285.5	$ 4,446.9	$ 4,439.1	$ 4,290.2
Yield on earning assets	3.70%	3.84%	3.71%	3.77%	4.15%	3.86%	3.75%
Yield on earning assets, fully taxable equivalent (non-GAAP)	3.82%	3.96%	3.80%	3.89%	4.17%	3.92%	3.84%
Net interest margin	3.31%	3.42%	3.37%	3.37%	3.83%	3.54%	3.39%
Net interest margin, fully taxable equivalent (non-GAAP)	3.44%	3.55%	3.47%	3.49%	3.85%	3.60%	3.49%

National Bank Holdings CORPORATION

33

34 Reconciliation of Non-GAAP Measures (cont’d) ($ in millions, except per share) As of and for the three months ended 30-Jun-17 Tangible common equity calculations: Total shareholders' equity $ 544.5 Less: goodwill and intangible assets, net (63.8) Add: deferred tax liability related to goodwill 10.1 Tangible common equity (non-GAAP) $ 490.7 Tangible common book value per share calculations: Tangible common equity (non-GAAP) $ 490.7 Divided by: ending shares outstanding 26,788,833 Tangible common book value per share (non-GAAP) $ 18.32